Exhibit (k)(14)

EXECUTION VERSION

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of November 27, 2010, among OFS Capital WM, LLC (the “Borrower”), MCF Capital Management LLC, as loan manager (in such capacity, the “Loan Manager”), Wells Fargo Bank, National Association, as a Class A Lender (the “Class A Lender”), Madison Capital Funding LLC, as a Class B Lender (the “Class B Lender” and together, with the Class A Lender, the “Lenders”), Wells Fargo Securities, LLC, as administrative agent (in such capacity, the “Administrative Agent”) and Wells Fargo Delaware Trust Company, N.A., as trustee.

WHEREAS, the Borrower, the Loan Manager, the Administrative Agent, the Lenders, the other lenders party from time to time thereto and Wells Fargo Delaware Trust Company, N.A., as trustee, are party to the Loan and Security Agreement, dated as of September 28, 2010 (the “Loan and Security Agreement”), providing, among other things, for the making and the administration of the Advances by the lenders to the Borrower; and

WHEREAS, the Borrower, the Loan Manager, the Administrative Agent and the Lenders desire to amend the Loan and Security Agreement, in accordance with Section 13.1 of the Loan and Security Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement.

ARTICLE II

Amendments to Loan and Security Agreement

SECTION 2.1. Amendments.

(a) Section 1.1 of the Loan and Security Agreement shall be amended by deleting “sixty (60)” and replacing it with “one-hundred and twenty (120)” in:

(i) the first line of clause (g) in the definition of “Assigned Value” set forth therein; and

(ii) the definition of “Required Loan Documents” set forth therein.

(b) Section 5.1(z) of the Loan and Security Agreement shall be amended by deleting “sixty (60)” and replacing it with “one-hundred and twenty (120)” in the second line thereof.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date first written above, (i) with respect to the Borrower and the OFS Seller, no event has occurred and is continuing that constitutes either a Default or an Event of Default and (ii) the representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

SECTION 3.2. The Loan Manager hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date first written above, (i) with respect to the Loan Manager and the Madison Seller, no event has occurred that constitutes either a Default, an Event of Default or a Loan Manager Termination Event and (ii) the representations and warranties of the Loan Manager contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective as of the date first written above upon the execution and delivery of this Amendment by the Borrower, the Loan Manager, the Administrative Agent, the Required Lenders and the Class B Lenders representing more than fifty (50) percent of the outstanding Class B Commitments.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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SECTION 5.3. Ratification. Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Security Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:

OFS CAPITAL WM, LLC

By: OFS Capital, LLC, its Administrative Manager

By: Orchard First Source Asset Management, LLC, its Manager

By: Orchard First Source Capital, Inc., its Managing Member

By:	/s/ Bilal Rashid
Name:	Bilal Rashid
Title:	Senior Managing Director

[Signature Page to First Amendment to LSA]

LOAN MANAGER:

MCF CAPITAL MANAGEMENT LLC

By: Madison Capital Funding LLC, its sole member

By:	/s/ Joshua Niedner
Name:	Joshua Niedner
Title	SVP

CLASS B LENDER:

MADISON CAPITAL FUNDING LLC representing 100% of the aggregate Class B Commitments in effect as of the date hereof

By:	/s/ Joshua Niedner
Name:	Joshua Niedner
Title	SVP

[Signature Page to First Amendment to LSA]

THE ADMINISTRATIVE AGENT:

WELLS FARGO SECURITIES, LLC, in its capacity as Administrative Agent

By:	/S/ Kevin Sunday
Name:	Kevin Sunday
Title:	Director

CLASS A LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION representing 100% of the aggregate Class A Commitments in effect as of the date hereof

By:	/s/ Mike Romanzo
Name:	Mike Romanzo, CFA
Title:	Director

[Signature Page to First Amendment to LSA]